Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned directors of Forest City Enterprises, Inc., an Ohio corporation, which proposes to file with the Securities and Exchange Commission a Shelf Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to an offering of securities, hereby constitutes and appoints Charles A. Ratner, Robert G. O’Brien and Geralyn M. Presti, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) such registration statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all amendments, post-effective amendments and supplements thereto; and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney has been signed in the respective capacities and on the respective dates indicated below.

Name	Title	Date

/s/ Albert B. Ratner Albert B. Ratner	Co-Chairman of the Board and Director	12/18/2008

/s/ Samuel H. Miller Samuel H. Miller	Co-Chairman of the Board, Treasurer and Director	12/18/2008

/s/ James A. Ratner James A. Ratner	Executive Vice President and Director	12/18/2008

/s/ Ronald A. Ratner Ronald A. Ratner	Executive Vice President and Director	12/18/2008

/s/ Brian J. Ratner Brian J. Ratner	Executive Vice President and Director	12/18/2008

/s/ Bruce C. Ratner Bruce C. Ratner	Executive Vice President and Director	12/18/2008

/s/ Deborah Ratner Salzberg Deborah Ratner Salzberg	Director	12/18/2008

/s/ Michael P. Esposito, Jr. Michael P. Esposito, Jr.	Director	12/17/2008

/s/ Scott S. Cowen Scott S. Cowen	Director	12/17/2008

Name	Title	Date

/s/ Deborah L. Harmon Deborah L. Harmon	Director	12/17/2008

/s/ Jerry V. Jarrett Jerry V. Jarrett	Director	12/17/2008

/s/ Joan K. Shafran Joan K. Shafran	Director	12/17/2008

/s/ Louis Stokes Louis Stokes	Director	12/17/2008

/s/ Stan Ross Stan Ross	Director	12/17/2008